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                          ACTIVE ASSETS TAX-FREE TRUST

     Exhibit 16: Schedule for computation of each performance quotation provided in the Statement of Additional Information.


(16) The Trust's current yield for the seven days ending
     June 30, 1997

      (A-B)   x   365/N

      (1.000663 -1)  x  365/7      =    3.46%

     The Trust's effective annualized yield for the seven days ending June 30, 1997

          365/N
     A                    - 1

               365/7
     1.000663               - 1        =     3.52%

     A =  Value of  a share of the Trust at end of period.
     A =  Value of  a share of the Trust at beginning of period.
     N =  Number of days in the  period.


CALCULATION                  Tax equivalent Yield  = 5.73% Based on a tax
                                                       = bracket of 39.6%
(1.000663 -1)  x  365/7
       =          3.46%

((1.000663)  ^ 52.142857141)
       =          3.52%

TAX  BRACKET :  39.6%

FORMULA (CURRENT 7 DAY YIELD / 1-39.6)
CURRENT 7 DAY  YIELD : 3.46%
3.46%/0.604
   = 5.73%